UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CHINA NATURAL GAS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINA NATURAL GAS, INC.

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, People’s Republic of China

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on Thursday, June 16, 2011 at 9:30 a.m., People’s Republic of China time. The meeting will be held at Shuofang Hotel, located at No. 67 Dongxin Street, Jingbian County, Shaanxi Province, People’s Republic of China. We chose this location to give stockholders the opportunity to visit our first liquefied natural gas plant, which is located nearby. Directions to Shuofang Hotel appear on the back of the Notice of Annual Meeting of Stockholders and in the proxy statement. A shuttle bus will be available to take you to Shuofang Hotel for the Annual Meeting from Yulin Airport, Yulin City, Shaanxi Province, People’s Republic of China.

We are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish proxy materials to all or certain of their stockholders over the Internet. On or about May 4, 2011, we mailed to the beneficial owners of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2011 proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report ”). The Notice also provides instructions on how to vote online or by telephone and instructions on how to receive a paper copy of the proxy materials by mail. If you received your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, proxy statement, Annual Report and proxy card were enclosed. By furnishing the Notice, we are lowering the costs and reducing the environmental impact of the Annual Meeting. All stockholders will have an opportunity to request a paper or e-mail delivery of these proxy materials

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and proxy statement. Following the formal business of the meeting, we will report on our company’s operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number at 800-690-6903 or over the Internet at www.proxyvote.com, as described in the proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the envelope provided. Instructions regarding all three methods of voting are provided on the proxy card. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 15, 2011. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in China Natural Gas, Inc.

Sincerely,

Qinan Ji
Chairman and Chief Executive Officer

May 4, 2011

CHINA NATURAL GAS, INC.

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2011

To our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of China Natural Gas, Inc., a Delaware corporation, will be held on Thursday, June 16, 2011 at 9:30 a.m., People’s Republic of China time. The meeting will be held at Shuofang Hotel, located at No. 67 Dongxin Street, Jingbian County, Shanxi Province, People’s Republic of China. We chose this location to give stockholders the opportunity to visit our first liquefied natural gas plant, which is located nearby.

Only stockholders of record that own our common stock at the close of business, People’s Republic of China time, on April 27, 2011, the record date, are entitled to notice of and to vote at this meeting and any adjournment or postponement. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China.

At the meeting, we will consider the following proposals described in detail in the accompanying proxy statement:

(1)	to elect five directors to hold office until the annual meeting of stockholders to be held in 2012 and until their respective successors are elected and qualified, or their earlier death, resignation or removal. The Board of Directors has nominated Qinan Ji, Zhiqiang Wang, Yang Xiang Dong, Frank Waung and Lawrence W. Leighton for election as directors at the meeting;
(2)	to ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
(3)	to hold an advisory vote on executive compensation;
(4)	to hold an advisory vote on the frequency of the advisory vote on executive compensation;
(5)	to approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals; and
(6)	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the postage-paid envelope provided with the proxy card. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business, People's Republic of China time, on April 27, 2011, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If your shares are held of record by a broker, bank or nominee, you should provide proof of beneficial ownership as of April 27, 2011, such as your most recent account statement prior to such date, a copy of a proxy issued in your name from the record holder or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 9:30 a.m., People's Republic of China time. Check-in will begin at 8:00 a.m., and you should allow ample time for the check-in procedures.

Directions to Shuofang Hotel from Yulin Airport, Yulin City, Shaanxi Province, People's Republic of China:

(1)	From Yulin Airport, head northeast toward Hangyu Road.
(2)	Turn left onto Hangyu Road and follow for 300 meters.
(3)	Turn left onto Yuyang West Road and follow for 300 meters.
(4)	Turn right onto Wenhua South Road and follow for 400 meters.
(5)	Turn left onto Liuying West Road and follow for 950 meters.
(6)	Turn right onto Xingyu Road and follow for 1 kilometer.
(7)	Stay in the left lane and continue on Xinyu Road for 1.6 kilomters.
(8)	Turn left and take the ramp to Baomao Highway.
(9)	Follow Baomao Highway to Exit Jingbian East/S204 for about 160 kilometers.
(10)	Follow the sign and turn left at 204 Provincial Highway.
(11)	Continue on 204 Provincial Highway for about 1.2 kilometers.
(12)	Turn left at Dongxin Street and continue for 92 meters, and Shuofang Hotel will be on your right hand side.

A shuttle bus will be available to take you to Shuofang Hotel for the Annual Meeting from Yulin Airport, Yulin City, Shaanxi Province, People’s Republic of China.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 16, 2011

Our proxy statement, form of proxy card and our Annual Report are available in the
“Investor Relations” area of our website at www.naturalgaschina.com.

CHINA NATURAL GAS, INC.

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, People’s Republic of China

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of China Natural Gas, Inc., a Delaware corporation, of proxies to be used at our 2011 Annual Meeting of Stockholders to be held on Thursday, June 16, 2011 at 9:30 a.m., People’s Republic of China time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China. References in this proxy statement to the “ Company,” “we,” “our,” “us” and “China Natural Gas” are to China Natural Gas, Inc. and to the “Annual Meeting” are to the 2011 Annual Meeting of Stockholders. The proxy materials include this proxy statement for the Annual Meeting, a form of proxy card, notice of meeting and our Annual Report on Form 10-K for 2010 (the “Annual Report”). The proxy materials were first sent or provided to stockholders on or about May 4, 2011.

SOLICITATION AND VOTING

Electronic Notice and Mailing

Pursuant to the rules promulgated by the Securities and Exchange Commission, or the SEC, we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of Proxy Materials to all beneficial owners of our common stock, on or about May 4, 2011. From the date of the mailing of the Notice of Internet Availability of Proxy Materials until the conclusion of the Annual Meeting, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com. All stockholders will have an opportunity to request a paper or e-mail delivery of the proxy materials.

The Notice of Internet Availability of Proxy Materials will contain:

•	the date, time and location of the Annual Meeting, the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter;
•	the Internet address that will enable access to the proxy materials;
•	a comprehensive listing of all proxy materials available on the website;
•	a toll-free phone number, e-mail address and Internet address for requesting either paper or e-mail delivery of proxy materials;
•	the last date a stockholder can request materials and reasonably expect them to be delivered prior to the meeting; and
•	instructions on how to access and complete the proxy card.

Record Date

Our Board of Directors has fixed the close of business, People’s Republic of China time, on April 27, 2011, as the record date for determination of stockholders entitled to vote at the Annual Meeting and any adjournment or postponement. As of the record date, we had approximately 28 stockholders of record.

On or about May 4, 2011, we mailed to our beneficial holders a Notice of Internet Availability of Proxy Materials directing stockholders to a website where they can access our proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2010, and view instructions on how to vote via the Internet or by phone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Quorum and Vote Required; Effect of an Abstention and Broker Non-Votes

A majority of the shares of common stock issued and outstanding as of the record date must be represented, in person or by proxy, to constitute a quorum for the transaction of business at the meeting.

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•	Proposal 1: The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to elect the five nominees for director. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposal 2: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Friedman LLP. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes are discretionary and will have the same effect as a negative vote, unless otherwise voted by the broker or nominee. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposals 3 and 4: Votes cast with respect to Proposals 3 and/or 4 are advisory votes only as to which we will take into account the views expressed; however, in each case, the votes are non-binding upon the Company and the Board of Directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.
•	Proposal 5: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the adjournment of the meeting to another time and place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes are discretionary and will have the same effect as a negative vote, unless otherwise voted by the broker or nominee. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.
•	Proposal 6: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes are discretionary and will have the same effect as a negative vote, unless otherwise voted by the broker or nominee. Note that if your shares are held by a broker or nominee, such broker or nominee has discretionary authority to vote your shares on this proposal if you do not provide instructions to him or her regarding how you would like your shares to be voted.

At the Annual Meeting, the person(s) named in the proxy card or, if applicable, his substitute will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the director nominees named in this proxy statement;
•	FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending December 31, 2011;
•	FOR the advisory (non-binding) vote on our executive compensation;
•	FOR a frequency period of every three years (a triennial vote) for future advisory (non-binding) stockholder votes on executive compensation;
•	FOR the adjournment of the meeting to another time and place to solicit additional proxies in favor of any of the foregoing proposals; and
•	FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Voting of Proxies

Holders of shares of common stock are entitled to cast one vote per share on all matters submitted to a vote of stockholders. As of April 27, 2011, 21,458,654 shares of common stock were outstanding. All shares of common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted as the Board recommends on each proposal.

Stockholders whose shares are registered in their own names may vote (i) by returning a proxy card, (ii) via the Internet or (iii) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the Notice of Internet Availability of Proxy Materials and on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card.

Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank has discretionary authority to vote your shares on the proposal to ratify the appointment of Friedman LLP and approve the adjournment of the Annual Meeting, but will not be permitted to vote your shares with respect to the election of directorsunless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on Proposal 1 only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., People’s Republic of China time, on June 15, 2011, as discussed below under “How to Vote.” Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Secretary of China Natural Gas, Inc., at 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province,

People’s Republic of China, a written instrument revoking the proxy or a duly executed proxy with a later date or (ii) by attending the meeting and voting in person.

How to Vote

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways:

(1)	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.
(2)	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
(3)	By Mail: Please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope, that we have provided with the proxy materials. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
(4)	In Person: You can attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot. Only record or beneficial owners of Common Stock or their proxies may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock ownership as of the Record Date, such as a brokerage account or bank statement.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

If your shares are held in the name of a bank, broker or other holder of record (that is, “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks and brokers. If you are a beneficial owner and prefer, you can contact us to obtain copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: China Natural Gas, Inc., 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China, Attention: Corporate Secretary. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope, that we will provide. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in so doing.

Attending the Annual Meeting

The meeting will be held at Shuofang Hotel, located at No. 67 Dongxin Street, Jingbian County, Shanxi Province, People’s Republic of China. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business, People's Republic of China time, on April 27, 2011 or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If your shares are held of record by a broker, bank or nominee, you should provide proof of beneficial ownership as of April 27, 2011, such as your most recent account statement prior to such date, a copy of a proxy issued in your name from the record holder or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 9:30 a.m., People's Republic of China time. Check-in will begin at 8:00 a.m., and you should allow ample time for the check-in procedures.

Directions to Shuofang Hotel from Yulin Airport, Yulin City, Shaanxi Province, People's Republic of China:

(1)	From Yulin Airport, head northeast toward Hangyu Road.
(2)	Turn left onto Hangyu Road and follow for 300 meters.
(3)	Turn left onto Yuyang West Road and follow for 300 meters.
(4)	Turn right onto Wenhua South Road and follow for 400 meters.
(5)	Turn left onto Liuying West Road and follow for 950 meters.
(6)	Turn right onto Xingyu Road and follow for 1 kilometer.
(7)	Stay in the left lane and continue on Xinyu Road for 1.6 kilomters.
(8)	Turn left and take the ramp to Baomao Highway.
(9)	Follow Baomao Highway to Exit Jingbian East/S204 for about 160 kilometers.
(10)	Follow the sign and turn left at 204 Provincial Highway.
(11)	Continue on 204 Provincial Highway for about 1.2 kilometers.
(12)	Turn left at Dongxin Street and continue for 92 meters, and Shuofang Hotel will be on your right hand side.

A shuttle bus will be available to take you to Shuofang Hotel for the Annual Meeting from Yulin Airport, Yulin City, Shaanxi Province, People’s Republic of China.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 16, 2011

Our proxy statement, form of proxy card and our Annual Report are available in the
“Investor Relations” area of our website at www.naturalgaschina.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Background

Our Board of Directors currently consists of five members. One of the purposes of the Annual Meeting is to elect five directors to hold office until the annual meeting of stockholders to be held in 2012 and until their respective successors are elected and qualified, or their earlier death, resignation or removal.

Based on the recommendation of the Governance and Nominating Committee, our Board of Directors has nominated our current directors, Qinan Ji, Zhiqiang Wang, Yang Xiang Dong, Frank Waung and Lawrence W. Leighton, for election at the Annual Meeting.

If the nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.

Information regarding Director Nominees

The following table sets forth information regarding our current directors, each of whom is a nominee proposed to be elected at the Annual Meeting.

Name	Position with our Company	Age	Director Since
Qinan Ji	Chairman and Chief Executive Officer	54	2005
Zhiqiang Wang	Director	71	2006
Yang Xiang Dong(1)	Director	45	2008
Frank Waung(2)	Director	46	2010
Lawrence W. Leighton	Director	77	2008

(1)	In past filings with the Securities and Exchange Commission, or the SEC, we have referred to Mr. Yang by his English name, Donald Yang.
(2)	Carl Yeung resigned as our director effective as of November 25, 2010. Frank Waung was appointed by the Board of Directors to replaced Mr. Yeung as our director on the same date.

Qinan Ji has been a member and Chairman of our Board of Directors since 2005 and has served as Chief Executive Officer since May 2006. In 1996, Mr. Ji founded the Anxian Hotel in Weinan City in Shaanxi Province. In 2001, Mr. Ji formed Xi’an Sunway Technology and Industry Co., Ltd. Mr. Ji has more than 20 years experience in the energy and petroleum industries in operational, administrative, management and government relation roles. He received a Bachelors of Economic Management from Northwestern University (Shaanxi). The Board selected Mr. Ji to serve as a director because of his knowledge of the Company’s affairs as well as his knowledge of and experience in the energy and petroleum industries in the People’s Republic of China.

Zhiqiang Wang has been our Vice Chairman of the Board of Directors of the Company since 2006. From 2002 until his retirement in 2004, Mr. Wang was the Chief Executive Officer of Xi'an Municipal Government Construction Company where he was in charge of the city's major construction projects. Mr. Wang was the former head of energy industry regulations from 1992 to 2002 as well as the Vice Mayor of the city of Xi'an, China's largest western city with a population of approximately 8.5 million, in which position he was in charge of regulating and licensing the city's energy and natural gas businesses. Mr. Wang graduated from the Northwestern University of Politics and Law in China in 1962. The Board selected Mr. Wang to serve as a director because of his knowledge of the Company’s affairs and the regulatory landscape applicable to the Company in the People’s Republic of China, as well as his experience with overseeing major construction projects.

Yang Xiang Dong has been a member of our Board of Directors since August 2008. Mr. Yang is a founding partner and president of Abax Global Capital (“AGC”), a leading Hong Kong based asset management firm focused on Asian public and private investments especially in Greater China. He has held this position since March 2007. From 2000 to 2007, Mr. Yang was a Managing Director responsible for Merrill Lynch’s Hong Kong and China Debt Capital Markets division. Mr. Yang also served as a director for Sinoenergy Corporation, until September 25, 2010 when Sinoenergy Corporation underwent a change of control and delisted from NASDAQ. Mr. Yang holds an MBA degree from Wharton School of Business and a BA degree from Nankai University in China. Abax Lotus Ltd., an affiliate of AGC, was the sole investor in the Company’s $40 million note financing which closed in January 2008. Mr. Yang was initially nominated to the Board by Abax Lotus Ltd. pursuant to the investor rights agreement we entered into with Abax Lotus Ltd. in 2008 in connection with the notes financing. However, Abax Lotus Ltd. does not have the right to nominate a person for election to the Board at the Annual Meeting because it no longer holds 10% or more of our outstanding common stock on a fully diluted basis. The Board selected Mr. Yang to serve as a director because of his knowledge of the Company’s affairs and his expertise with respect to the international capital and credit markets.

Frank Waung has been a member of our Board of Directors since November 25, 2010. Mr. Waung has served as the Chief Financial Officer of China Pharma Holdings, Inc., a China-based manufacturer of pharmaceuticals, since April 28, 2009. China Pharma Holdings, Inc. is listed on the NYSE AMEX stock market. Prior to his employment with China Pharma Holdings, Inc., Mr. Waung worked for Hickey Freihofner Capital as an investment banker with a focus on China matters from 2008. Prior to 2008, Mr. Waung worked for Dellacamera Capital Management as a special situations analyst in 2007. Mr. Waung acted as a senior market economist in Cowen & Co. from 2000 to 2003 and as a convertible securities trader from 2003 to 2006. He worked for Credit Suisse First Boston as a quantitative marketer from 1994 to 1998. Mr. Waung received his bachelor’s degree from the University of California in 1988 and his master’s degree in business administration from the Wharton School of the University of Pennsylvania in 1994.

Lawrence W. Leighton has been a member of our Board of Directors since August 2008. Mr. Leighton has had an extensive 45-year international investment banking career. Beginning at what became Lehman Brothers, he advised on financing for the Mexican Government and leading Mexican corporations. As Director of Strategic Planning for the consumer products company, Norton Simon Inc, he initiated and executed the acquisition of Avis Rent-a-Car. Subsequently, he was a Limited Partner of Bear Stearns & Co., a Managing Director of the investment bank of Chase Manhattan Bank and then President and Chief Executive Officer of the U.S. investment bank of Credit Agricole, the major French Bank. Among his transactions have been advising Pernod Ricard, the major European beverage company, on its acquisitions in the United States; and advising Verizon, the major U.S. telecom company, on its dispositions of certain European operations. Since 1997, Mr. Leighton has been a Managing Director of Bentley Associates, an investment banking firm. Mr. Leighton received his BSE degree in engineering from Princeton University and an MBA degree from Harvard Business School. He holds a commercial pilot’s license with instrument rating. Mr. Leighton is currently a director of China XD Plastics Company Limited, a NASDAQ listed company. The Board selected Mr. Leighton to serve as a director because of his knowledge of the Company’s affairs as well as his expertise with respect to the international capital and credit markets.

Except as otherwise reported above, none of our directors hold directorships in other reporting companies.

There are no family relationships among our directors or officers.

To our knowledge, during the last ten years, none of our directors has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, other than Qinan Ji, our Chairman and Chief Executive Officer, and Yang Xiang Dong, each of the current members of the Board is “independent” in accordance with the applicable SEC rules and listing standards of the NASDAQ Stock Market as currently in effect.

Executive Sessions

Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. The director to preside during the executive sessions is determined at the beginning of the meeting.

Meetings of the Board of Directors and Committees

The Board of Directors of the Company held eight meetings and acted by unanimous written consent in lieu of a meeting eight times during the fiscal year ended December 31, 2010. The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. During the last fiscal year, each of our directors attended at least 95% of the total number of meetings of the Board and its committees on which such director served.

The following table sets forth the three standing committees of the Board, the members of each committee during the last fiscal year and the number of meetings held by each committee.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Qinan Ji
Zhiqiang Wang	X	X	Chair
Yang Xiang Dong
Carl Yeung	Chair	X	X
Lawrence W. Leighton	X	Chair	X
Number of meetings held in 2010	4	2	1

Audit Committee

The members of the Audit Committee are Messrs. Waung (Chair) (as of November 25, 2010), Wang and Leighton. Each of the members of the Audit Committee is “independent” for purposes of the NASDAQ listing standards as they apply to audit committee members. The Board has determined that Mr. Waung qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee’s written charter can be found in the “Investor Relations” area of our website at www.naturalgaschina.com.

The functions of the Audit Committee include reviewing our significant accounting policies, reviewing the financial, investment and risk management policies applicable to our business operations, retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our internal audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing our financial results, audited financial statements and any related public disclosures, reviewing and approving any related party transactions and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Also, the Audit Committee enforces and interprets our Code of Ethics. The Audit Committee held four meetings during the fiscal year ended December 31, 2010.

Additional information regarding the Audit Committee is set forth in the Audit Committee’s report contained in this proxy statement.

Compensation Committee

The members of the Compensation Committee are Messrs. Leighton (Chair), Wang and Waung. Each of the members of the Compensation Committee is “independent” for purposes of the NASDAQ listing standards. The Compensation Committee’s written charter can be found in the “Investor Relations” area of our website at www.naturalgaschina.com.

The functions of the Compensation Committee include reviewing and approving our compensation strategy, reviewing and approving the individual elements of total compensation for the Chief Executive Officer and all other officers, approving stock option grants to directors and officers, granting stock options to all employees, amending the provisions of our stock option or other equity incentive plans, overseeing the operation of any employee benefit plans, ensuring that our annual incentive compensation plan is administered in a manner consistent with our compensation plan, approving separation packages and severance benefits to officers to the extent that the packages are outside the ordinary plan limits and reviewing and approving all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law. The Compensation Committee held two meetings during the fiscal year ended December 31, 2010.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” and the Compensation Committee’s report contained in this proxy statement.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are Messrs. Wang (Chair), Waung and Leighton. Each of the members of the Governance and Nominating Committee is “independent” for purposes of the NASDAQ listing standards. The Governance and Nominating Committee’s written charter can be found in the “Investor Relations” area of our website at www.naturalgaschina.com.

The functions of the Governance and Nominating Committee include identifying, reviewing, and recommending candidates for appointment and nomination for election to the Board of Directors, reviewing the appropriate skills and characteristics in the composition of the Board of Directors and periodically reviewing our corporate governance policies. The Governance and Nominating Committee held one meeting during the fiscal year ended December 31, 2010.

Selection of Board Nominees

The Governance and Nominating Committee reviews the qualifications of potential director candidates in accordance with its charter. The Governance and Nominating Committee’s consideration of a candidate as a director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills and abilities, and potential time commitment and whether such characteristics are consistent with criteria established by the Governance and Nominating Committee from time to time. To provide such a contribution to the Company, a director must generally possess one or more of the following, in addition to personal and professional integrity:

•	experience in corporate management;
•	experience with complex business organizations;
•	experience as a board member or officer of another publicly held company;
•	diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and
•	practical and mature business judgment.

The Governance and Nominating Committee may also adopt such procedures and criteria as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Governance and Nominating Committee does however recognize that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under NASDAQ listing rules, and the Governance and Nominating Committee, and the Board, is committed to considering candidates for the Board regardless of gender, ethnicity and national origin. We believe that the considerations and the flexibility of our nomination process have created on our Board diversity of a type that is effective for our Company because our current Board members have a wide variety of business experiences and expertise, including in substantive matters related to our business, and our Board includes professionals from the People’s Republic of China and the United States and members with experience in the private and public service sectors as well as in the energy, petroleum, construction, banking and finance and technology industries.

The Board nominees named in this proxy statement were approved by the Governance and Nominating Committee for inclusion in this proxy statement, and were each recommended by other members of the Board.

Stockholder Nominations

The Governance and Nominating Committee considers and makes recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Governance and Nominating Committee will review periodically whether a more formal policy should be adopted.

The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Governance Committee, c/o Secretary, China Natural Gas, Inc., 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China.

A stockholder’s notice to our Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth, as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including their name, age, business address, residence address, principal occupation or employment, the number of shares of our common stock beneficially owned by such candidate, and the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. In order to submit a proposal, a stockholder must meet the eligibility criteria for stockholder proposals set forth in Regulation 14A under the Exchange Act. In addition, a stockholder nomination must meet the general requirements for stockholder proposals discussed in “Stockholder Proposals for 2011 Annual Meeting” contained in this proxy statement.

The Governance and Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee.

Communications with Directors

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Secretary, China Natural Gas, Inc., 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Director Attendance at Annual Meetings of Stockholders

We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. Directors are encouraged, but not required, to attend our annual meetings of stockholders.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all officers, directors and employees of our Company. A copy of our Code of Ethics is available in the “Investor Relations” area of our website at www.naturalgaschina.com. Any substantive amendment or waiver of the Code of Ethics may be made only by the Board upon a recommendation of the Audit Committee, and will be disclosed on our website.

Board Leadership Structure and Role in Risk Management

Our Board may select either a combined Chief Executive Officer and Chairman or a Chairman who does not also serve as Chief Executive Officer. Currently, our Chief Executive Officer also serves as Chairman. The Board believes this leadership structure is best for the Company at the current time because it provides the Company with a Chief Executive Officer and our Board with a Chairman who has more than 20 years experience in the energy and petroleum industries in the People’s Republic of China, in operational, administrative, management and government relations roles. The Board also believes that the current leadership structure achieves independent oversight and management accountability through executive sessions of the independent directors and through a Board composed of a majority of independent directors. We do not have a designated lead independent director, instead allowing our independent directors as a group the ability to choose who among them is best suited to serve as chairman of each executive session.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Further, the Board continually evaluates its oversight role, the Company’s internal controls and management accountability to determine whether changes to its role or Company policies or procedures are appropriate. For example, as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 14, 2011, during management’s evaluation of the effectiveness of the Company's internal control over financial reporting, management identified certain material weaknesses in the Company's internal control over financial reporting. In response to the identified material weaknesses and to strengthen the Company's internal control over financial reporting, the Company has taken certain remediation initiatives, including the following remediation initiatives that reflect the exercise, as well as an expansion, of the Board and the Audit Committee oversight responsibilities:

•	the Board and the Audit Committee held meetings promptly after being notified of the material weaknesses in internal controls to address such weaknesses, and determined to meet regularly specifically for the purpose of monitoring and discussing with management the remediation of such weaknesses; and
•	the Board and the Audit Committee adopted a written internal authorization policy establishing approval procedures for various corporate actions. The policy lists various operational, administrative and financial corporate events and actions and, for each such event and action, identifies whether prior approval or discussion with particular executive officers, the Board or legal counsel is required. The policy also sets quantitative limits on specific types of transactions that management may approve without Board approval. After adopting such policy, the Audit Committee and Board discussed the policy with management.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Leighton (Chair), Wang and Waung. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of another company.

Compensation Policies and Risk Management

We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock on April 25, 2011, by (i) those persons known by management of the Company to beneficially own 5% or more of our common stock, (ii) each director and director-nominee, (iii) our named executive officers (pursuant to Regulation SK-402(a)(3)), and (iv) all of our named executive officers and directors of the Company as a group.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Qinan Ji(3) Chairman and Chief Executive Officer	3,002,299	13.99%
Zhiqiang Wang Director	2,500	*
Yang Xiang Dong(4) Director	1,451,250	6.76%
Frank Waung Director	__	*
Lawrence Leighton Director	1,250	—
Bode Xu	—	*
David She(5) Former Acting Chief Financial Officer	—	*
Veronica Chen(6) Former Chief Financial Officer	—	*
Directors, executive officers and named executive officers as a group	4,457,299	20.77%
Xiang Ji Tang Xing Shu Ma Building, Suite 418 Tang Xing Road Xi’an, Shaanxi Province, People’s Republic of China	728,116	3.39%
Wellington Management Company, LLP(7) 75 State Street Boston, MA 02109	1,779,549	8.30%
Xi’an Sunway Technology & Industry Co., Ltd.(3) Tang Xing Shu Ma Building, Suite 418 Tang Xing Road Xi’an, Shaanxi Province, People’s Republic of China	1,437,683	6.70%
Abax Lotus Ltd.(4) c/o Abax Global Capital (Hong Kong) Limited Suite 6708, 67/F Two International Finance Center 8 Finance Street, Central, Hong Kong	1,450,000	6.76%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address for each director, director-nominee and officer is c/o China Natural Gas, Inc., 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, People’s Republic of China. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.
(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from April 25, 2011 are deemed outstanding. For each individual and group, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 21,458,654 shares of common stock outstanding on April 25, 2011 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after April 25, 2011. The Company is not aware of any pledge of common stock that could result in a change of control of the Company.
(3)	Mr. Ji beneficially owns 3,002,299 shares of common stock as follows: (i) Mr. Ji is the direct owner of record of 1,564,616 shares of common stock (36,500 shares of which were acquired upon exercise of an option on April 21, 2011) and has sole voting and investment power over such shares, and (ii) Mr. Ji shares voting and investment power over 1,437,683 shares of common stock that are directly owned of record by Xi’an Sunway Technology & Industry Co., Ltd. (“Xi’an Sunway”), a company formed under the laws of the People’s Republic of China, due to Mr. Ji’s ownership of 42.1% of the outstanding equity of Xi’an Sunway. Mr. Ji disclaims any beneficial ownership in the 1,078,262 shares of common stock that are directly owned of record by Xi’an Sunway Technology & Industry Co., Ltd., except to the extent of his pecuniary interest therein.
(4)	Mr. Yang beneficially owns 1,451,250 shares of common stock as follows: (i) Mr. Yang is the direct owner of record of options to purchase 1,250 shares of common stock that are currently exercisable and has sole voting and investment power over such options, and (ii) Mr. Yang shares voting and investment power over warrants to purchase 1,450,000 shares of common stock, which are directly owned of record by Abax Lotus Ltd., a Cayman Islands company (“Abax”) and are currently exercisable (the “Abax Warrants”). Based solely on the information set forth in the Schedule 13D filed with the SEC on February 6, 2008, Mr. Yang shares voting and investment power over the Abax Warrants with Abax, Abax Global Opportunities Fund, a Cayman Islands company (the “Fund”), Abax Arhat Fund, a Cayman Islands company (“Arhat”) and 50% owner of the Fund, Abax Upland Fund LLC, a Delaware limited liability company (“Upland”) and 50% owner of the Fund, Abax Global Capital, a Cayman Islands company and the sole shareholder of Arhat (“Arhat Shareholder”), Abax Claremont Ltd., a Cayman Islands company and the managing member of Upland (“Upland Managing Member”) and Christopher Chung-Yi Hsu, who, along with Mr. Yang, are the controlling members of Arhat Sharehoder and Upland Managing Member.
(5)	David She resigned as acting Chief Financial Officer on December 8, 2010.
(6)	Ms. Chen was appointed as our Chief Financial Officer on May 1, 2009 and resigned from the position effective January 31, 2010.
(7)	Based solely on information set forth in the Schedule 13G filed with the SEC on February 14, 2011, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to share voting and investment power over these shares.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders	221,550	$4.90	962,700
Equity compensation plans not approved by stockholders

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs and the factors we considered in making those decisions. Later in this section, under the heading “Additional Information Regarding Executive Compensation,” we include a series of tables containing specific information about the compensation earned by the following individuals in 2010, whom we refer to as our named executive officers:

•	Qinan Ji, Chairman of the Board of Directors since 2005 and Chief Executive Officer since May 2006;
•	Bode Xu, current Chief Financial Officer since December 20, 2010;
•	David She, former acting Chief Financial Officer, who held this office from February 1, 2010 until December 8, 2010, until he was replaced by Bode Xu; and
•	Veronica Chen, former Chief Financial Officer, who held this office from May 1, 2009 until January 31, 2010, when she was replaced by David She.

This discussion is intended to help you understand the detailed information provided in the tables and to put that information into the context of our overall compensation program.

Overview

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer (collectively the “named executive officers”). This Compensation Discussion and Analysis focuses on the information contained in the below tables and narrative discussion. The Compensation Committee of the Board oversees the design and administration of our executive compensation program.

Compensation Philosophy and Objectives

We believe executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. We also believe that the compensation cost for our employees is an investment in human capital to secure certain knowledge and performance capabilities necessary for our business.

The objectives of our executive compensation program are to recruit, hire, retain, motivate and reward the most talented and dedicated executives possible. In determining what constitutes appropriate and competitive compensation for each named executive officer, our Compensation Committee takes into account many factors, including: the total portfolio of responsibilities assumed by the executive officer; the skills, knowledge, experience and competencies required for the position; internal comparability of a position as compared to other similar positions within our Company; our desire to pay at market or competitive levels based on current economic and business factors, including regional and industry-wide compensation practices and trends; individual performance; and contributions to the financial performance of the Company by the executive officer. Our Compensation Committee also considers factors of corporate performance including our sales, revenue, income from operations and income before income tax, as well as the current overall economic situation when setting compensation levels.

Our compensation program is designed to reward named executive officers for their contributions to our growth and profitability.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive and Director Compensation

The Board has delegated authority to the Compensation Committee to review and make recommendations with respect to compensation matters and oversee all of our compensation policies and procedures, including the administration and interpretation of our 2009 Employee Stock Option and Stock Award Plan and director compensation, but the Board has retained the authority to approve and take final action on all executive compensation awards. The Board has delegated to Mr. Ji the authority to make grants of options under our

2009 Employee Stock Option and Stock Award Plan to non-officer level employees, subject to final approval by the Compensation Committee. The Compensation Committee and Mr. Ji have not been empowered by the Board to delegate the authority granted to them with respect to compensation matters to other persons.

At the beginning of each fiscal year, our Compensation Committee reviews our compensation program to assess the adequacy and competitiveness of our compensation programs and to determine whether any adjustments should be made to the program as a whole or with respect to particular executive officers, taking into the account the factors described above as well as changes in job responsibility and any fluctuations in cost of living. In connection with this review and determination, the Compensation Committee solicits appropriate input from Mr. Ji, our Chairman and Chief Executive Officer, regarding base salary and other forms of compensation for our other executive officers. Mr. Ji makes recommendations to the Compensation Committee based upon his annual performance review and consultation with each other executive officer. The Compensation Committee aims to make final recommendations with respect to any adjustments prior to the end of the first quarter.

Neither the Compensation Committee nor management has engaged the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.

Elements of Compensation

The Compensation Committee is committed to a strong, positive link between our short-term and long-term objectives and our compensation practices. The executive compensation program for our named executive officers is intended to be composed of three basic components: base salary, discretionary bonus and long-term incentive compensation in the form of stock options.

Base Salary

Base salary compensation for our named executive officers is generally established by the terms of employment agreements between the Company and the named executive officer. The level of base salary is intended to provide appropriate base pay to our named executive officers taking into account their responsibilities, level of experience, individual performance and internal equity considerations. The Compensation Committee takes into account both Company and individual performance in setting base salary levels. The Company has recognized that to attract talented employees from secure positions at other more stable or mature companies, we must be able to pay competitive base salaries (while also supplementing the salaries with cash and equity incentive compensation). The Compensation Committee annually reviews the salaries of our named executive officers. Our Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance, which is evaluated by assessing factors such as the functioning of that executive’s team within the corporate structure, success in furthering the corporate strategy and goals and individual management skills, responsibilities and anticipated workload.

Bonus

Bonuses and eligibility for a discretionary bonus are also established by the terms of employment agreements between the Company and the named executive officer, although the Compensation Committee may award a discretionary bonus to any named executive officers to reward outstanding personal achievement during the year. The actual amount of discretionary bonus paid is determined following a review of each executive’s individual performance and contribution to our short-term strategic goals as well as the Company’s performance and achievement of such goals, but is not tied to pre-established individual or Company performance criteria. Bonuses other than discretionary bonuses are payable upon a term of service and, therefore, incentivize continued employment with the Company. Pursuant to his employment agreement, Mr. Ji was entitled to receive, and did receive, a bonus of $60,000 upon completing 12 months of service to the Company in February 2011. Mr. Ji was the only named executive officer that received a bonus for services performed in 2010.

Long-Term Incentive Compensation — Stock Options

We intend to utilize stock options as the primary vehicle for payment of long-term compensation to our named executive officers over the next several years. Our 2009 Employee Stock Option and Stock Award Plan authorizes the Compensation Committee to grant stock options to our named executive officers with time-based vesting or vesting based on achievement of performance conditions, including goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return. Such goals may be stated in absolute terms or relative to comparison companies.

The Compensation Committee believes that stock options are a necessary part of compensation packages granted to named executive officers because it believes: they help attract and retain employees; the value received by the recipient of a stock option is based on the growth of our stock price, thereby creating and enhancing incentives to increase our stock price and maximize stockholder value; and they create a balance with shorter term incentives such as base salary and bonuses.

In determining the number and vesting schedule or vesting schedule of stock options granted to named executive officers and other employees, the Compensation Committee will generally take into account the individual’s position, tenure with the Company, scope of responsibility, value of stock options in relation to the other elements of the individual’s total compensation and, where applicable, the need to attract and retain the individual for his or her current position. The Compensation Committee makes its determination of whether to grant stock options during its annual review of our compensation programs as well as at the time a new executive officer is hired.

In 2010, Mr. She, our former acting Chief Financial Officer, received options underlying 87,600 shares of our common stock. Mr. She exercised 21,900 of his options on May 20, 2010. The remaining 65,700 options were forfeited by Mr. She when he resigned as acting Chief Financial Officer effective December 8, 2010, which was prior to the initial vesting date of such options.

Tax and Accounting Information

For 2010 and continuing thereafter, the Compensation Committee has considered and will continue to consider the impact of the requirement under Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), that we record as an expense in our financial statements, at the time stock options are granted, the fair value of the options over their vesting period. In addition, the Compensation Committee will examine the tax impact on employees and the potential tax deductions to the Company with respect to the exercise of stock option grants. However, although it will consider the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain and motivate high caliber executives and to align the executives’ interests with those of our stockholders. We do not pay or reimburse any named executive officers for any taxes due upon exercise of a stock option.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Lawrence W. Leighton (Chair)
Frank Waung
Zhiqiang Wang

The foregoing Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

The following table sets forth certain information concerning our current directors and executive officers:

Name	Position with our Company	Age	Director Since
Qinan Ji	Chairman and Chief Executive Officer	54	2005
Bode Xu	Chief Financial Officer	36	2010
Zhiqiang Wang	Director	71	2006
Yang Xiang Dong	Director	45	2008
Frank Waung	Director	46	2010
Lawrence W. Leighton	Director	77	2008

A summary of the biographical information of our current directors (including our Chairman and Chief Executive Officer, Qinan Ji) is contained in Proposal 1, “Election of Directors — Information Regarding Director Nominees.” Biographical information for Bode Xu is provided below.

Bode Xu has been our current Chief Financial Officer since December 20, 2010. From 2005 to 2006, Mr. Xu was an internal control operations supervisor with Citigroup Corporate Banking Asia Pacific Operations Center in Shanghai, where he primarily focused on operations management and reviewed procedures to improve the maintenance of client information and documents. From 2006 to 2007, Mr. Xu was a senior financial consultant with Dow Jones Business Consultants in Shanghai, where he assisted clients with analyzing financial management processes and evaluating their financial reporting and internal control systems. From March 2007 to December 2010, Mr. Xu served as the chief financial officer for Yanglin Soybean, Inc., a China-based company listed on the Over-the-Counter Bulletin Board (“OTCBB”), which is engaged in the manufacturing, distribution and sales of non-genetically modified soybean products. Mr. Xu also served as a Corporate Management Coordinator at United Automotive Electronics System Co., Ltd., in Shanghai, where he organized and coordinated production processes and formulated and implemented the annual budget for the office electronics group. He is an affiliate of the Association of Chartered Certified Accountants (ACCA) and holds a Master of Professional Accounting degree (MPAcc) from Shanghai University of Finance and Economics and a BA degree from Foreign Affairs College in Beijing.

Summary Compensation Table

The following table sets forth information regarding compensation awarded or paid to, or earned by, our named executive officers — our principal executive officer and the three individuals who separately served as our principal financial officer during the year ended December 31, 2010 — during the fiscal years ended December 31, 2008, 2009 and 2010. No other executive officer of our Company had total compensation exceeding $100,000 during the year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options ($)(1)	All Other Compensation ($)	Total ($)
Qinan Ji Chairman and Chief Executive Officer	2010	120,000	60,000	—	—	180,000
	2009	120,000	60,000	506,183	686,183
	2008	15,000	—	—	—	15,000

Veronica Chen(2) Former Chief Financial Officer	2010	—	—	—	—	—
	2009	71,481	—	291,737	363,218

David She(3) Former Chief Financial Officer	2010	15,287	—	33,752	—	49,039
Bode Xu(4) Current Chief Fifnancial Officer	2010	2,466	—	—	—	2,466

(1)	The dollar amount reflected in this column is equal to the aggregate grant date fair value of such options computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Ms. Chen

forfeited her options when she resigned in January 2010, which was prior to the initial vesting date of her options. See Note 9 to our consolidated financial statements included in our Annual Report for an explanation of all assumptions made by us in determining the values of our option awards.
(2)	Ms. Chen was appointed as our Chief Financial Officer effective May 1, 2009 and resigned from the position effective January 31, 2010.
(3)	Mr. She was appointed as our acting Chief Financial Officer effective January 31, 2010 and resigned from the position effective December 8, 2010.
(4)	Mr. Xu was appointed as our Chief Financial Officer effective December 20, 2010.

Employment Agreements

Our employment agreements are intended to comply with the current Labor Contract Law of the People’s Republic of China. Our employment agreements are typically valid for one year and are renewable if both the Company and the employee decide to renew the employment agreement afterwards. In determining whether to renew an employment agreement, our Company considers primarily individual performance of that executive and our corporate performance including our sales, revenue, growth and the current overall economic situation.

On January 1, 2009, our Chairman and Chief Executive Officer, Mr. Ji, entered into a one-year employment agreement with the Company, which has been extended for an additional one-year period in 2010. Under the terms of the agreement, in 2010, Mr. Ji was entitled to a base salary of $120,000, 80% of which was payable monthly and 20% of which was payable upon completion of one year of service, and a bonus of $60,000 upon completion of one year of service.

On December 20, 2010, our Chief Financial Officer, Mr. Bode Xu, signed a three-year employment contract with the Company. Under the terms of the agreement, Mr. Bode was entitled to a base annual salary of $88,764, to be paid in 12 monthly installments of $7,397 and options to purchase shares of common stock upon the one-year anniversary of his employment with the Company, in an amount to be determined. The agreement is renewable upon the mutual agreement of the parties.

On May 1, 2009, our former Chief Financial Officer, Ms. Veronica Jin Chen, entered into a one-year employment agreement with the Company. Under the terms of the agreement, Ms. Chen was entitled to a base salary of $95,308 for the 12-month period commencing on May 1, 2009 and 75,000 stock options. Ms. Chen resigned on January 31, 2010.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards during 2010 to our named executive officers. We did not grant any other equity option awards to any of our named executive officers in 2010 other than as referenced in the table below.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Data Fair Value of Stock and Option Awards(2)
David She(1) Former Chief Financial Officer	May 4, 2010	87,600	$4.90	$540,037
(1)	Mr. She exercised 21,900 of his options on May 20, 2010 as disclosed in the table entitled Option Exercises and Stock Vested during the Year Ended December 31, 2010; the remaining 65,700 options were forfeited by Mr. She when he resigned as acting Chief Financial Officer effective December 8, 2010, which was prior to the initial vesting date of such options.
(2)	The dollar amount reflected in this column is equal to the aggregate grant date fair value of the options awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table discloses certain information regarding all outstanding option awards for each of our named executive officers as of December 31, 2010.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price	Option Expiration Date
Qinan Ji Chairman and Chief Executive Officer	April 1, 2009	—	109,500	$4.90	April 1, 2015
(1)	The options awarded to Mr. Ji vest evenly over four years beginning on April 1, 2010.

Option Exercises and Stock Vested during the year ended December 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) $	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting $
Ji Qinan	36,500	$82,855	—	—
David She(2)	21,900	$49,713	—	—
Veronica Chen(3)	—	—

(1)	The value realized when stock options are exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.
(2)	Mr. She exercised options to acquire 21,900 shares of common stock on May 20, 2010; options to acquire 65,700 shares of common stock were forfeited when David She resigned as acting Chief Financial Officer effective December 8, 2010, prior to the initial vesting date of such options.
(3)	Ms. Chen was granted options to acquire 75,000, which were subsequently forfeited when she resigned in January 2010, prior to the initial vesting date of her options.

Severance and Change of Control Agreements; Potential Payments upon Termination or Change in Control

We do not have any agreements or arrangements providing for payments to an executive officer in connection with any termination of the officer's employment or change of control of our Company. None of our named executive officers would have been entitled to any compensation if they had terminated employment with the Company on December 31, 2010, other than amounts accrued through December 31, 2010 that would be paid in the normal course of continued employment, such as accrued but unpaid salary for 2010.

Non-Employee Director Compensation

The Compensation Committee of the Board of Directors, which is comprised of Messrs. Leighton, Waung and Wang, are responsible for evaluating compensation levels and compensation programs for our Board of Directors and for making recommendations to the Board of Directors regarding appropriate compensation awards for directors.

The compensation program for non-employee directors is designed to attract, retain and motivate experienced non-employee directors, to optimize long-term stockholder value and reward members of the Board based on the extent of their participation on the Board and its committees. Generally, the Compensation Committee makes an annual recommendation regarding the structure of the non-employee director compensation program, considering the factors described above as well as information regarding director compensation programs for other comparable companies.

During the year ended December 31, 2010, Messers. Waung and Leighton each received a director fee of $4,000 per month, increased from $3,000 per month commencing June 2010. Mr. Wang received an annual director fee of $5,326. Each of our non-employee directors was reimbursed for reasonable expenses incurred in attending Board and committee meetings. Our Chairman and Chief Executive Officer, Mr. Ji, did not receive any compensation for his services as a director during the year ended December 31, 2010.

We entered into independent director agreements with Messrs. Leighton, Wang and Waung on August 5, 2008, January 1, 2008 and November 25, 2010, respectively. These agreements were entered into subsequent to such directors’ appointment to the Board and provided that they would receive the director fees described above and set forth in the table below in the column “Fees Earned or Paid in Cash.” The agreements with Messrs. Leighton and Wang expired on August 5, 2009 and January 1, 2010, respectively.

The following table sets forth all compensation paid to our non-employee directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation	Total ($)
Zhiqiang Wang	5,326	—	—	5,326
Yang Xiang Dong	43,000	—	—	43,000
Frank Waung	4,000	5,201	—	9,201
Lawrence W. Leighton	43,000	—	—	43,000

(1)	In 2010, Mr. Waung received options to purchase 6,000 shares of common stock. The dollar amount reflected in this column is equal to the aggregate grant date fair value of such options computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for an explanation of all assumptions made by us in determining the values of our option awards.
(2)	The following table sets forth details of the stock options granted to our non-employee director:

Name	Grant Date	Exercise Price ($)	Grant Date Fair Value ($)*	Total Option Awards Outstanding at 2010 Fiscal Year End
Frank Waung	November 25, 2010	4.90	20,802	6,000

*	The dollar amount reflected in this column is equal to the aggregate grant date fair value of the options awards computed in accordance with FAS 123R.

We did not pay any other compensation to our directors during the year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

None.

Review, Approval or Ratification of Transaction with Related Persons

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, except for David She who did not timely file a Form 3 when he was appointed as the Company’s Acting Chief Financial Officer.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board is an “independent director” as defined in the NASDAQ listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of this charter is available in the “Investor Relations” area of the Company’s website at www.naturalgaschina.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent auditors, Friedman LLP, are responsible for expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed and reviewed with Friedman LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has met with Friedman LLP, with and without management present, to discuss the overall scope of Friedman LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors’ independence from the Company and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to China Natural Gas, Inc.’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE

Frank Waung (Chair)
Zhiqiang Wang
Lawrence W. Leighton

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

PROPOSAL 2

Independent Registered Public Accounting Firm

The Audit Committee has appointed Friedman LLP, to serve as our independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of Friedman LLP are expected to be available by phone at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available by phone to respond to appropriate questions.

We are asking our stockholders to ratify the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Friedman LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Historical Background

Friedman LLP (“Friedman”) audited our consolidated financial statements for the fiscal year ended December 31, 2010. On December 6, 2010, the Company engaged Friedman as its independent registered public accounting firm for the fiscal year ended December 31, 2010. The engagement of Friedman by the Company was approved by the Company’s Audit Committee. Friedman replaced Frazer Frost, LLP (“Frazer Frost”), who resigned as the Company's independent registered public accounting firm on December 6, 2010.

The report of Frazer Frost on the Company’s consolidated financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and its report was not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”), the predecessor entity to Frazer Frost, on the Company’s consolidated financial statements for the year ended December 31, 2008 also did not contain an adverse opinion or disclaimer of opinion, and its report was not qualified or modified as to uncertainty, audit scope, or accounting principles. Prior to January 1, 2010, MSWFT was engaged to audit the Company's consolidated financial statements. On January 6, 2010, the Company was notified that, effective January 1, 2010, certain partners of MSWFT and Frost, PLLC (“Frost”) formed Frazer Frost, a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost, each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the Company and becoming the Company’s independent accounting firm on January 1, 2010.

During the years ended December 31, 2009 and December 31, 2008 and the subsequent interim period from January 1, 2010 to December 6, 2010, the Company did not have any disagreements with Frazer Frost or MSWFT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Frazer Frost or MSWFT, as applicable, would have caused either accounting firm to make reference to the subject matter of the disagreements in its respective report on the Company’s consolidated financial statements for these years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

Independent Auditors’ Fees and Services

The following table shows the fees paid or accrued for the audit and other services provided by our independent auditors for 2009 and 2010.

Audit fees	2009	2010
Friedman, LLP		210,000
Frazer Frost, LLP (Successor of Moore Stephen Wurth Frazer and Torbet, LLP)*	$275,000	$90,000
Audit-related fees
Tax fees**	$10,000	$6,750
All other fees
Total fees paid or accrued to our principal accountants	$285,000	$306,750

*	The fees billed for professional services rendered for the audit of the Company’s internal control over financial reporting, audit of the consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.
**	The fee billed for professional services rendered for the preparation of the Company’s corporate and state tax return.

Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. None of the services related to Audit-Related Fees, Tax Fees or All Other Fees described above were approved by our Audit Committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has policies and procedures regarding the pre-approval of the performance by Friedman LLP of audit and non-audit services. Friedman LLP may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL 2

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the SEC, we are asking you to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and any related material contained in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive compensation programs and policies.

As discussed in our Compensation Discussion and Analysis, our executive compensation program is designed to reward named executive officers for their contributions to our growth and profitability. The objectives of our executive compensation program are to recruit, hire, retain, motivate and reward the most talented and dedicated executives possible. We believe executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. We also believe that the compensation cost for our employees is an investment in human capital to secure certain knowledge and performance capabilities necessary for our business.

Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL 3.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to rules of the SEC, we are including this proposal to enable our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive compensation once every one, two or three years, or they may abstain from voting. We ask that you support a frequency period of every three years (a triennial vote) for future non-binding advisory stockholder votes on compensation of our named executive officers.

We intend to continue to implement our executive compensation program to support long-term value creation, and a triennial vote will allow stockholders to judge any future executive compensation programs in relation to our long-term performance. One of the core principles of our executive compensation programs that we have implemented is to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we will implement grant awards with multi-year performance and service periods to encourage our named executive officers to focus on long-term performance. We recommend a triennial vote that would allow our executive compensation programs to be evaluated over a time frame and in relation to our long-term performance.

Additionally, a triennial vote will provide us with the time to thoughtfully respond to the views of our stockholders and implement any necessary changes. We will carefully review changes to our executive compensation programs to ensure that the program appropriately aligns our named executive officers’ interests with the long-term interests of our stockholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency for the non-binding advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL 4.

PROPOSAL 5

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of Proposal 1 or 2, such adjournment will be submitted for a stockholder vote. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDSTHAT STOCKHOLDERS VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1 OR 2

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2012 annual meeting of stockholders must be received at our principal executive offices not later than 120 days prior to the first anniversary of the mailing date of this proxy statement, or January 5, 2012, unless the date of the meeting has changed more than 30 days from the date of the 2011 Annual Meeting, in which case notice must be received a reasonable time before we send our proxy materials for the 2012 annual meeting. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by the above deadline and such proposal is brought before the 2012 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2012 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition to the SEC’s proxy rules, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (i) if specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before such meeting by or at the direction of the Board or (iii) otherwise properly brought before such meeting by a stockholder. For business to be brought properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered in writing either by personal delivery or registered or certified mail, return receipt requested, to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the release date of our proxy statement to our stockholder’s in connection with the preceding year’s annual meeting, except that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than 60 calendar days from the anniversary of the annual meeting as stated in the previous year’s proxy statement, a proposal of a stockholder must be delivered a reasonable time before the solicitation is made.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the Company’s books of the stockholder proposing such business, (iv) the class and number of shares of stock of the Company which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business.

Stockholders should submit their proposals to 19th Floor, Building B, Van Metropolis, 35 Tang Yan Road, Hi-Tech Zone, Xi’an, 710065, Shaanxi Province, China, Attention: Secretary.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the 2011 Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or proxy statement mailed to you, please submit a request to our Secretary, or call our Secretary at +86-29-8832-7391, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year's annual meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors

Qinan Ji
Chairman and Chief Executive Officer

May 4, 2011

CHINA NATURAL GAS, INC.
BUILDING B. VAN METROPOLIS
35 TANG YAN RD. HI-TECH ZONE 19TH FL
XIAN, SHAANXI PROVINCE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33894-P14069 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHINA NATURAL GAS, INC.

The Board of Directors recommends a vote FOR all nominees, FOR proposals 2 and 3, for THREE YEARS on proposal 4, and FOR proposals 5 and 6.

1. Election of Directors at the meeting

Nominees:	For	Against	Abstain
1a. Qinan Ji	☐	☐	☐
1b. Zhiqiang Wang	☐	☐	☐
1c. Donald Yang	☐	☐	☐
1d. Frank Waung	☐	☐	☐
1e. Lawrence W. Leighton	☐	☐	☐

	For	Against	Abstain
2. Ratify the appointment of Friedman LLP as independent registered public accounting firm for 2011.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M33895-P14069

CHINA NATURAL GAS, INC.
Annual Meeting of Shareholders
June 16, 2011 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Qinan Ji, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CHINA NATURAL GAS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:30 AM on 6/16/2011, at the Shuofang Hotel, located at No. 67 Dongxin Street, Jingbian County, Shaanxi Province, People's Republic of China, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side